SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OIL DRI CORP AMER

                    GAMCO INVESTORS, INC.
                                 4/15/02            2,700             9.0481
                                 4/08/02            6,900             9.1000
                                 4/02/02            5,000             9.3500
                                 3/28/02            4,700             9.2862
                                 3/22/02              300             9.1500
                                 3/14/02            1,000             8.5000
                                 3/07/02              900             8.2000
                                 3/06/02            7,100             7.9003
                                 2/26/02            2,000             7.9050
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/10/02            1,700             9.0500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.